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                          AMENDED AND RESTATED BYLAWS
                                       OF
                         OBJECTIVE COMMUNICATIONS, INC.
                         (EFFECTIVE FEBRUARY 18, 1997)


                                   ARTICLE I
                                    OFFICES


        Section 1. Registered Office. The registered office of the Corporation shall be at 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The registered agent of the Corporation at such address is Corporation Trust Company.

        Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

        Section 1. Place of Meetings. All meetings of the stockholders shall be held at such places either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held, in each year, commencing with the year 1996, at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

        Section 3. Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting, either personally or by mail, not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

        Section 4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be
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specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting during the whole time thereof, and may be inspected by any stockholder who is present at such meeting.

        Section 5. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president or by the board of directors and shall also be called by the secretary at the request in writing of the holders of, in the aggregate, not less than 51% of the outstanding shares of the Corporation entitled to vote at such meeting, or of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

        Section 6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

        Section 7. Business of Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 8. Quorum. The holders of at least a majority of the stock issued and outstanding and entitled to vote at any meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 9. Vote Required for Action. When a quorum is present at any meeting:

             (1) In all matters other than the election of directors or as may otherwise be required by statute or the Certificate of Incorporation, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders;

             (2) Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and




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             (3)  Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

        Section 10. Voting Rights. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

        Section 11.  Action Without Meeting.

          (a) Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and
(ii) delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

          (b) Following the taking of corporate action without a meeting, prompt notice shall be given to all stockholders who did not consent in writing to such action.


                                  ARTICLE III
                                   DIRECTORS

        Section 1. Number Constituting Entire Board of Directors; Election. The number of directors which shall constitute the entire board of directors shall be no more than twelve (12) nor less than one (1), as determined by the board of directors from time to time. Within such limits, the actual number of directors which shall constitute the entire board of directors shall be as fixed from time to time by the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 3 of this Article III and except that the initial director of the Corporation was elected by the incorporator of the Corporation, and the director elected shall hold office until his successor is elected and qualifies or until his earlier resignation or removal. Directors need not be stockholders.

        Section 2. Resignation and Removal. Any director may resign at any time upon written notice to the Corporation. Any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.



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        Section 3.  Filling of Vacancies.  Vacancies and newly created directorships resulting from any increases in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

        Section 4. Management by Directors. The business and affairs of the Corporation shall be managed by its board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

        Section 5. Place of Meetings. The board of directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

        Section 6. Annual Meeting. The first meeting of each newly elected board of directors shall be held immediately after the annual meeting of stockholders and at the same place, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at that time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

        Section 7. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

        Section 8. Special Meetings. Special meetings of the board may be called by the president on one day's notice to each director, either personally or by mail, telegram or express courier; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors.

        Section 9. Quorum; Vote Required for Action. At all meetings of the board, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

        Section 10. Participation By Conference Telephone. Members of the board of directors, or any committee thereof, may participate in a meeting of such board or committee by



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means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

        Section 11. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or such committee.

        Section 12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for attending committee meetings.

        Section 13.  Committees.

             (1)  Creation.

        The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and may appoint such officers, agents or employees of the Corporation to assist the committees of the board as it deems necessary and appropriate.

             (2)  Powers; Voting.

        Any committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation to the extent provided in the resolution, and may authorize the seal of the Corporation to be affixed to all papers that require it. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member.

             (3)  Notice and Meetings.

        Meetings of the committees may be called by the chairman of the committees on one (1) day's notice to each committee member, either personally by mail, telegram, facsimile, overnight courier service or similar means and shall be alled by the chairman of the committee in like manner and on like notice on the written request of a committee member.



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             (4)  Minutes.

        Each committee shall keep regular minutes of its meetings and shall file them with the minutes of the proceedings of the board of directors.

        Section 14.  Standing Committees

        The board of directors may appoint the following standing committees, the members of which shall serve at the pleasure of the board: an Executive Committee, a Compensation Committee and an Audit Committee.

             (1)  Executive Committee

        The board of directors may, by resolution adopted by a majority of the whole board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the board in the management of the business and affairs of the Corporation when the board is not in session, except for the power to declare dividends and to authorize the issuance of the Corporation's capital stock. The Executive Committee shall consist of two or more directors of the Corporation. The Executive Committee shall keep written minutes of its proceedings and shall report such proceedings to the board of directors when required.

        A majority of the Executive Committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. Notice of such meetings shall be given to each member of the Executive Committee in the manner provided for in Section 13(3) of this
Article III. The board of directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve the Executive Committee.

             (2)  Compensation Committee

        Two or more directors of the Corporation shall be appointed to act as a Compensation Committee, each of whom shall be non-employee directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934) and who are not also officers or employees of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a member of the Compensation Committee. The Compensation Committee shall be responsible for establishing salaries, bonuses and other compensation for the executive officers of the Corporation and for administering the Corporation's benefit plans, and shall possess and may exercise such additional powers and authority as may be delegated to it by the board of directors from time to time. The Compensation Committee shall report its actions to the board of directors at the next meeting of the board following such actions. Vacancies in the membership of the Compensation Committee shall be filled by the board of directors.



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             (3)  Audit Committee

        The Company shall appoint and maintain an Audit Committee with one or more independent directors of the Corporation, as defined by the requirements of any automated quotation system or exchange on which the Company's common stock shall be listed. The Audit Committee shall have general oversight responsibility with respect to the Corporation's financial reporting. In performing its oversight responsibility, the Committee shall make recommendations to the board of directors as to the selection, retention, or change in the independent accountants of the Corporation, review with the independent accountants the scope of their examination and other matters (relating to both audit and non-audit activities), and review generally the internal auditing procedures of the Corporation. In undertaking the foregoing responsibilities, the Audit Committee shall have unrestricted access, if necessary, to personnel of the Corporation and documents and shall be provided with the resources and assistance necessary to discharge its responsibilities, including periodic reports from management assessing the impact of regulation, accounting and reporting of other significant matters that may affect the Corporation. The Audit Committee shall review the financial reporting and adequacy of internal controls of the Corporation, consult with the internal auditors and certified public accountants, and from time to time, but not less than annually, report to the board of directors. Vacancies in the membership of the Audit Committee shall be filled by the board of directors.


                                   ARTICLE IV
                                    NOTICES

        Section 1. Manner of Giving Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given by telegram or by express courier.

        Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders, directors, or members of a committee of directors, shall constitute a waiver of notice of such meeting, except when the stockholder, director or committee member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of Incorporation or these Bylaws.




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                                   ARTICLE V
                                    OFFICERS

        Section 1. Required Officers. The officers of the Corporation shall be chosen by the board of directors and shall include a president and a secretary. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

        Section 2. Additional Officers. The board of directors may appoint one or more vice presidents and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

        Section 3. Election of Officers. The board of directors at its first meeting after each annual meeting of stockholders shall choose the officers of the Corporation, except that the first officers of the Corporation shall be chosen by the board of directors at the organizational meeting of the board of directors following Incorporation.

        Section 4. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the board of directors.

        Section 5. Tenure. Each officer of the Corporation shall hold office until his successor is elected and qualifies or until his earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the total number of directors. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation shall be filled by or in the manner prescribed by the board of directors.

        Section 6. President. The president shall be the chief executive officer and chief operating officer of the Corporation and shall have general and active supervision and management of the business of the Corporation, shall see to it that all resolutions and orders of the board of directors and of the shareholders are carried into effect, and in connection therewith, shall be authorized to delegate to the other officers of the Corporation such of his powers and duties as he may deem to be advisable. In the absence or disability of the chairman of the board, the president shall preside at all meetings of the Corporation's shareholders and board of directors. The president may sign, on behalf of the Corporation, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and, in general, shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.




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        Section 7.  Vice President.  In the absence of the president, the vice president, if any, or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall generally assist the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

        Section 8. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and shall record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when requested by such committees. The secretary shall give, or cause to be given, required notice of all meetings of the stockholders and the board of directors, and shall perform such other duties as may be prescribed by the board of directors. The secretary shall have custody of the stock certificate books and stockholder records and such other books and records as the board of directors may direct. The secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary's signature. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

        Section 9. Chairman of the Board of Directors. The chairman of the board shall preside at all meetings of the Corporation's stockholders and board of directors, and he shall have such other powers and duties as the board of directors may from time to time prescribe.



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                                   ARTICLE VI
              CERTIFICATES OF STOCK; STOCK TRANSFERS; RECORD DATE

        Section 1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of, the Corporation by the president or the vice president and by the treasurer or the secretary certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation as if he were such officer, transfer agent or registrar at the date of issue.

        Section 2. Lost Certificates. The board of directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares accompanied by proper evidence of authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 4.  Fixing Record Date.

          (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the next day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is




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adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the General Corporation Law of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

          (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        Section 5. Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of stock of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and except as required by law shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.



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                                  ARTICLE VII
                               GENERAL PROVISIONS

        Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the board of directors and the board of directors shall have the power to change the fiscal year of the Corporation from time to time.

        Section 2. Execution of Instruments. Contracts, deeds, documents and instruments shall be executed by the president, unless the board of directors shall, in a particular situation or as a general direction, designate another procedure for their execution.

        Section 3. Checks and Drafts. The Corporation shall establish a bank account for deposit of the funds of the Corporation and the drawing of checks or drafts thereon. All checks or drafts drawn on such account shall require the signature of only one officer of the Corporation. The appointment of additional signatories of the bank account and the opening of additional bank accounts shall require the approval of the board of directors.

        Section 4. Corporate Seal. The corporate seal, if the directors shall adopt one, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced in any other manner.

        Section 5. Voting Shares in Other Corporations. In the absence of other arrangements by the board of directors, shares of stock issued by any other Corporation and owned or controlled by this Corporation may be voted at any shareholders' meeting of the other Corporation by the president of this Corporation or, if he is not present at the meeting, by any vice president of this Corporation, and in the event neither the president nor any vice president is to be present at a meeting, the shares may be voted by such person as the president and secretary of this Corporation shall by duly executed proxy designate to represent this Corporation.


                                  ARTICLE VIII
                                   AMENDMENTS

        Section 1. Power of Directors. As specified in the Corporation's Certificate of Incorporation, the board of directors shall have the power to amend or repeal these Bylaws or to adopt new Bylaws.


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